EXHIBIT 23
INDEPENDENT AUDITORS' CONSENT

Lowe's Companies, Inc.


We consent to the incorporation by reference in Registration Statement No. 33-54497 on Form S-8, Registration Statement No. 33-54499 on Form S-8, Registration Statement No. 333-34631 on Form S-8, Registration Statement No. 333-75793 on Form S-8, and Registration Statement No. 333-89471 on Form S-8 of our report dated February 17, 2000, appearing in or incorporated by reference in this Annual Report on Form 10-K of Lowe's Companies, Inc. for the year ended January 28, 2000.


/s/Deloitte & Touche LLP

Charlotte, North Carolina
April 25, 2000